UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VAALCO ENERGY, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE

2012 ANNUAL MEETING OF VAALCO, INC. STOCKHOLDERS

On April 12, 2012, VAALCO Energy, Inc. (the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2012 annual meeting of stockholders (the “Annual Meeting”), which is to be held on June 6, 2012, at 10:00 a.m. Central Time, at St. Regis Houston Hotel 1919 Briar Oaks Lane Houston, Texas 77027. The Proxy Statement included a proposal to approve the VAALCO Energy, Inc. 2012 Long Term Incentive Plan (the “Plan”).

On May 22, 2012, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Annual Meeting. The proposal to approve the Plan received an unfavorable recommendation from ISS because the shareholder value transfer, as determined by ISS, was greater than ISS’s company-specific allowable cap.

On May 29, 2012, in response to the ISS recommendation, the Board of Directors of the Company approved revisions to the Plan (i) to reduce the shareholder value transfer by reducing the number of shares subject to the plan from 5,000,000 to 3,000,000, (ii) by clarifying Section 1.4 to indicate that the total number of shares which may be issued as restricted stock awards plus restricted stock units, in the aggregate, shall not exceed 250,000 shares and (iii) by revising the definition of a change of control involving a merger to indicate that a merger must be consummated, rather than just approved by stockholders, for a change of control to occur.

A copy of the Plan, as revised, is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2012.

Any vote previously entered, either by mailing a proxy card or over the Internet, “FOR” or “AGAINST” the Plan will be counted as a vote “FOR” or “AGAINST” the revised Plan, respectively. If you have already returned your proxy card or voted your proxy over the Internet and would like to change your vote on any matter, you may revoke your proxy by (1) following the instructions on the notice of Internet availability and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person. If you hold your shares through a broker, bank, or other nominee, you must contact them in order to find out how to change your vote. If you would like to obtain proxy materials or have any questions, you should contact us at (713) 623-0801 or you may write to our Corporate Secretary at VAALCO Energy, Inc, 4600 Post Oak Place, Suite 300, Houston, Texas 77027. This information will also be available by calling 1-800 579-1639 or by email at www.proxyvote.com

This Supplement to the Proxy Statement is being released to stockholders on or about May 29, 2012, and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

By order of the Board of Directors,

/s/ Gayla M. Cutrer

Gayla M. Cutrer

Corporate Secretary